SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2004

REMOTE DYNAMICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO MATERIAL DEFINTIVE AGREEMENT.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Press Release

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     Remote Dynamics, Inc. (the “Company”) and SBC Services, Inc. (“SBC”) entered into Amendment No. 5 to Agreement No. 980427-03 (the “SBC Agreement”) effective October 8, 2004 extending the term of the SBC Agreement through December 31, 2005. Pursuant to the Agreement, the Company provides mobile communications and location hardware, enhanced proprietary software, service and support, and network services to approximately 30,000 service vehicles operated by member companies of SBC. A copy of the press release issued October 13, 2004 is attached hereto as Exhibit 99.1

     SBC is not required to maintain a minimum number of mobile units activated for service during the contract term. However, if the number of mobile units activated for service falls below 13,140 mobile units, the Company and SBC are required to negotiate an adjustment to the service rates for transmission and maintenance/repair based upon the lesser number of units in service. If SBC and the Company are unable to reach agreement on the adjusted rates within 30 days, the Company may terminate the SBC Agreement immediately upon written notice. If SBC fails to maintain the minimum 13,140 mobile units activated for service, there can be no assurances that the Company and SBC will be able to reach agreement on adjustment of contract rates. The loss of SBC, or any event, occurrence or development that adversely affects the relationship between SBC and the Company, would significantly reduce our anticipated revenues in 2005 and could have a material adverse effect upon our business, financial condition and results of operations.

     The Company also purchases clearinghouse services from Cingular Wireless, an affiliate of SBC, through an Administrative Carrier Agreement (the “ACA Agreement”) entered into on March 30, 1999. As per the ACA Agreement, Cingular provides clearinghouse services to the Company, including the direct payment of the Company’s cellular service providers for cellular airtime through the cellular clearinghouse process. The ACA Agreement provides for an initial term of 3-years that automatically renews for 5 additional consecutive 1-year terms. Cingular also provides the Company’s customers with analog cellular service as per a Cellular Service Agreement originally entered into on June 7, 1993 and last amended on May 7, 1999 for a 3-year term with automatic renewal for successive 1-year terms unless either party provides a minimum of 90 days written notice of intent to terminate prior to the expiration any renewal period.

     The Company also purchases long distance services from SBC Global Services, Inc., an affiliate of SBC pursuant to a Long Distance Services ICB Agreement entered into on July 9, 2003 with an initial term of 2 years.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit. The following exhibit is filed with this document:

Exhibit No.	Description
99.1	Press Release announcing SBC Contract amendment issued October 13, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.
/s/ J. Raymond Bilbao
J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: October 13, 2004

Exhibit No.	Description
99.1	Press Release announcing SBC Contract amendment issued October 13, 2004.